SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549

                                      FORM 8-K

                                   CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                       Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 28, 1997
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                       PLENUM PUBLISHING CORPORATION
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             Exact name of Registrant as Specified in its Charter)

         Delaware                  0-916-3          13-5648711
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  (State of Incorporation)        (Commission       (IRS Employer
                                  File Number)      Identification No.)


               233 Spring Street, New York, New York 10013
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                 Address of principal executive offices

Registrant's Telephone Number (including area code)  (212) 620-8000
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Item 5.        REDEMPTION OF 321,000 SHARES OF COMMON STOCK
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     On August 28, 1997 Plenum Publishing Corporation (the "Company")
announced that it had purchased for its treasury 321,000 shares of its common stock, constituting the entire holdings of Southeastern Asset Management Inc. of Memphis Tennessee ("Southeastern"). Such shares represented approximately 8.4% of the Company's outstanding stock and such shares will be held in the Company's treasury. Immediately after such acquisition, Plenum had approximately 3,510,000 shares outstanding. The transaction was negotiated between the Company and Southeastern and the Company paid Southeastern a total price of $13,963,500 for such shares.

                               SIGNATURES
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     Pursuant to the requirements of the Securites Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           PLENUM PUBLISHING CORPORATION

Dated:   As of August 28, 1997             By:  /s/  Martin E. Tash
                                                -------------------
                                                Martin E. Tash
                                                Chairman of the Board and
                                                President